Exhibit 5.1

October _________, 2003

Alfacell Corporation
225 Belleville Avenue
Bloomfield, New Jersey 07003

                            Re: Alfacell Corporation

Ladies and Gentlemen:

      You have requested our opinion with respect to the registration by Alfacell Corporation, a Delaware corporation (the "Company") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 1,920,000 shares of the Company's authorized and unissued common stock, $.001 par value per share (the "Common Stock" or "Common Shares"), issuable upon exercise of options (the "Options") to purchase Common Stock which have been or may be granted pursuant to written option agreements under the Company's 1997 Stock Option Plan (the "Plan").

      We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purpose of the opinions set forth below.

      In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

      Based upon the foregoing, it is our opinion that the Common Shares have been duly authorized and, upon issuance, delivery and payment therefore in accordance with the terms of Plan, will be validly issued, fully paid and non-assessable.

                                             /s/ DORSEY & WHITNEY LLP
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                                             Dorsey & Whitney LLP


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